UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2025

THARIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41210	84-2642541
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

34 Shrewsbury Ave., Suite 1C

Red Bank, NJ 07701

(Address of principal executive offices, including zip code)

(732) 889-3111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	THAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Material Definitive Agreement

On November 6, 2025, the Company entered into an ATM Sales Agreement (the “Sales Agreement”) with Clear Street LLC and President Street Global LLC, as sales agents (the “Agents”) to sell shares of its common stock, par value $0.0001 per share, having an aggregate offering price of up to $64,910,161 (the “ATM Shares”) from time to time, through an “at the market offering” (the “ATM Offering”) as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

On November 6, 2025, the Company filed a prospectus supplement with the Commission in connection with the ATM Offering (the “Prospectus Supplement”) under its existing shelf Registration Statement on Form S-3 (File No. 333-270684) (the “Registration Statement”) initially filed with the Commission on March 17, 2023 and declared effective on March 24, 2023, and the base prospectus contained therein.

Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agents may sell the ATM Shares by any method that is deemed an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act, or any other method permitted by law, which may include negotiated transactions or block trades. The Company may sell the ATM Shares through the Agents in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but neither it nor the Agents have an obligation to sell any of the ATM Shares in the ATM Offering. No assurance can be given that the Company will sell any ATM Shares under the Sales Agreement, or, if it does, as to the price or the amount of ATM Shares that it sells or the dates when such sales will take place. The Company or the Agents may suspend or terminate the ATM Offering upon notice to the other parties and subject to other conditions. The Agents will use commercially reasonable efforts to effect the sales consistent with their normal trading and sales practices.

The Company has agreed to pay the Agents’ commissions for their respective services in acting as agents in the sale of the ATM Shares in the amount of up to 3.00% of the aggregate gross proceeds it receives from the sale of the ATM Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Agents with customary indemnification and contribution rights. In addition, the Company has agreed to reimburse certain legal expenses incurred by the Agents in connection with execution of the Sales Agreement in an amount up to $75,000, in addition to certain ongoing legal expenses.

The ATM Shares are registered pursuant to the Registration Statement and the base prospectus contained therein, and offerings for the ATM Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of any offer to buy the ATM Shares, nor shall there be any offer, solicitation or sale of the ATM Shares in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to, to the full text of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1, and is incorporated herein by reference.

A copy of the opinion of Lucosky Brookman LLP relating to the validity of the ATM Shares that may be sold pursuant to the ATM Offering is filed herewith as Exhibit 5.1.

Item 8.01. Other Events.

On November 6, 2025, the Company issued a press release announcing the closing of its private placement offering. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 8.01 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1	Sales Agreement, dated as of November 6, 2025, among the Company and Clear Street LLC and President Street Global, LLC, as Agents
5.1	Opinion of Lucosky Brookman LLP
99.1	Press Release, dated November 6, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THARIMMUNE, INC.

Date: November 6, 2025	By:	/s/ Mark Wendland
Mark Wendland
Chief Executive Officer